UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 25, 2009

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On June 25, 2009, a jury delivered a verdict against Align Technology, Inc. (Align) in a lawsuit brought by Ormco Corporation (Ormco) in the U.S. District Court for the Central District of California (District Court). Ormco alleged that Align infringed claims of Ormco’s 6,616,444 patent. Align claimed non-infringement, invalidity, as well as unenforceability of the patent.

The jury found the claims asserted by Ormco in the 6,616,444 patent to be infringed and valid. The jury also issued an advisory verdict that Ormco did not engage in prosecution laches or unclean hands, equitable defenses that the Court will rule on at a later date. The jury only determined liability; any monetary damages will be determined in a later trial. The verdict does not currently preclude Align from selling its Invisalign System.

Align believes the facts and the law do not support the jury’s findings of infringement and validity and will seek to overturn the verdict in post-trial motions with the District Court. If the District Court does not grant Align’s motions, Align intends to vigorously challenge the verdict through an appeal to the Federal Circuit Court of Appeals.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

ITEM 9.01	Financial Statements and Exhibits.

     (d) Exhibits:

99.1 Press Release dated June 26, 2009, announcing the jury verdict.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2009	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Legal & Corporate Affairs, General Counsel and Corporate Secretary